UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2009

LYDALL, INC.

(Exact name of registrant as specified in its charter)

Commission file number: 1-7665

Delaware	06-0865505
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Colonial Road, Manchester, Connecticut	06042
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (860) 646-1233

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On June 15, 2009, the Board of Directors of Lydall, Inc. (the “Company”) approved a form of Indemnification Agreement for use by the Company with its non-employee directors, and on June 16, 2009, the Company entered into separate Indemnification Agreements, based upon such form, with W. Leslie Duffy, Kathleen Burdett, Matthew T. Farrell, Marc T. Giles, William D. Gurley, Suzanne Hammett and S. Carl Soderstrom, Jr. (each, an “Indemnitee”).

Pursuant to the Indemnification Agreements, and subject to certain exceptions set forth in the Indemnification Agreements, each Indemnitee is entitled to be indemnified if the Indemnitee is, or is threatened to be made, a party to any threatened, pending or completed action, suit, claim, counterclaim, cross claim, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of the Company or otherwise and whether of a civil, criminal, administrative, legislative, or investigative (formal or informal) nature, including any appeal therefrom, in which the Indemnitee was, is or will be involved as a party, potential party, non-party witness or otherwise by reason of the fact that the Indemnitee is or was a director of the Company, by reason of any action taken by the Indemnitee (or a failure to take action by the Indemnitee) or of any action (or failure to act) on the part of the Indemnitee while acting pursuant to his or her Corporate Status (as defined in the Indemnification Agreements) (each, a “Proceeding”). For all Proceedings other than a Proceeding by or in the right of the Company, an Indemnitee shall be indemnified against all Expenses (as defined in the Indemnification Agreement) actually and reasonably incurred by the Indemnitee or on his or her behalf in connection with such Proceeding, provided the Indemnitee acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal Proceeding, had no reasonable cause to believe his or her conduct was unlawful. For any Proceeding brought by or in the right of the Company, an Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by the Indemnitee or on his or her behalf in connection with such Proceeding, provided the Indemnitee acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company and, provided further, that no indemnification shall be made in respect of any claim, issue or matter as to which the Indemnitee shall have been finally adjudged by a court to be liable to the Company, unless and only to the extent that the court in which the Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnification.

Under the Indemnification Agreement, the Company shall advance all reasonable expenses incurred by an Indemnitee in connection with any Proceeding not initiated by the Indemnitee (other than a Proceeding to interpret, enforce or defend Indemnitees rights under the Indemnification Agreement). Such advancement must be made within thirty days after the receipt by the Company of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding.

Each Indemnification Agreement shall continue until and terminate upon the later of: (a) 10 years after the date the Indemnitee has ceased to serve as a director of the Company or, at the request of the Company, as a director, officer, employee, trustee, partner, managing member, agent or fiduciary of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, or (b) one year after the final termination of any Proceeding then pending in respect of which the Indemnitee is granted rights of indemnification or advancement of expenses.

A copy of the Form of Indemnification Agreement between Lydall, Inc. and the Indemnitee is filed as Exhibit 10.1 to this report and is hereby incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d) Exhibit

The following is furnished as Exhibit to this report:

Exhibit Number	Description of Exhibit
10.1	Form of Indemnification Agreement between Lydall, Inc. and Indemnitee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LYDALL, INC.

June 19, 2009	By:	/S/ JAMES V. LAUGHLAN
James V. Laughlan
Principal Accounting Officer & Controller

LYDALL, INC.

Index to Exhibits

Exhibit Number	Description of Exhibit

10.1	Form of Indemnification Agreement between Lydall, Inc. and Indemnitee.